UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350
Wayne, Pennsylvania, 19087
(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in “Senior Notes Offering” section under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

Senior Notes Offering

On March 4, 2024, Radian Group Inc. (the “Company”) completed its previously announced underwritten public offering of $625 million principal amount of 6.200% Senior Notes due 2029 (the “2029 Notes,” and the offering, the “Offering”). The 2029 Notes were issued and sold pursuant to an underwriting agreement dated February 28, 2024 (the “Underwriting Agreement”), among the Company, RBC Capital Markets, LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named on Schedule A thereto (the “Underwriters”).

The 2029 Notes were issued under the Senior Indenture dated as of March 4, 2013 (the “Base Indenture”), as supplemented by the Eighth Supplemental Indenture dated as of March 4, 2024 (together with the Base Indenture, the “2024 Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”). All capitalized terms in this “Senior Notes Offering” section of this Current Report on Form 8-K not otherwise defined herein have the meanings assigned to them in the 2024 Indenture.

The 2029 Notes are the Company’s unsecured senior obligations. The 2029 Notes pay interest semi-annually on May 15 and November 15 at a rate of 6.200% per year, beginning on November 15, 2024, and will mature on May 15, 2029. At any time, or from time to time, prior to April 15, 2029 (the “Par Call Date”), the Company may redeem the 2029 Notes in whole or in part, at its option, at a redemption price equal to the greater of (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less interest accrued to the redemption date, and (ii) 100% of the principal amount of the 2029 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. At any time on or after the Par Call Date, the Company may redeem the 2029 Notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The 2024 Indenture provides for Events of Default that may, in certain circumstances, lead to the outstanding principal and unpaid interest of the 2029 Notes becoming immediately due and payable.

The 2029 Notes were offered for sale pursuant to a prospectus and related prospectus supplement that constitute a part of the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 on February 24, 2023 (File No. 333-270020) (the “Registration Statement”). The 2029 Notes were registered with the SEC pursuant to the Registration Statement. The material terms of the offer and sale of the 2029 Notes are described in the Company’s prospectus supplement dated February 28, 2024, as filed with the SEC on March 1, 2024, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, which supplements the Company’s prospectus contained in the Registration Statement.

The net proceeds from the sale of the 2029 Notes, after deducting the underwriting discounts and commissions and estimated offering expenses, were approximately $616.8 million. The Company intends to use a portion of the net proceeds from the Offering to redeem the Company’s 6.625% Senior Notes due 2025 (the “2025 Notes”) in accordance with the terms of the 2020 Indenture (as defined below). The Company expects to use the balance of the net proceeds, together with cash on hand, for general corporate purposes, which may include funding a portion of the redemption, repurchase or repayment of all or a portion of the Company’s 4.500% Senior Notes due 2024.

Copies of (i) the Underwriting Agreement, (ii) the 2024 Indenture, (iii) the form of the 2029 Note and (iv) the opinion of Faegre Drinker Biddle & Reath LLP regarding the validity of the 2029 Notes are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement. The foregoing descriptions are qualified in their entirety by reference to the actual terms thereof.

Redemption of 2025 Notes

On March 4, 2024, pursuant to Section 8.03 of the Seventh Supplemental Indenture, dated as of May 15, 2020, which supplements the Senior Indenture, dated as of March 4, 2013, between the Company and the Trustee (together, the “2020 Indenture”), the Company delivered to the Trustee an officers’ certificate directing the Trustee to give notice to the holders of the 2025 Notes of the Company’s planned redemption on March 19, 2024 (the “Redemption Date”) of all the outstanding 2025 Notes in the aggregate principal amount of $525 million. Also on March 4, 2024, the Trustee issued the Redemption Notice on behalf of the Company to the holders of the 2025 Notes. All capitalized terms in this “Redemption of 2025 Notes” section of this Current Report on Form 8-K not otherwise defined herein have the meanings assigned to them in the 2020 Indenture.

The Redemption Price will be the greater of (a) 100% of the principal amount of the 2025 Notes to be redeemed, or (b) the sum of the present values of the remaining scheduled payments of principal of and interest on the 2025 Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, as calculated by an Independent Investment Banker. The Adjusted Treasury Rate will be calculated on the second business day preceding the Redemption Date. The Company will publicly announce the Redemption Price as soon as reasonably practical after it is calculated. The Redemption Price is payable together with accrued and unpaid interest on the 2025 Notes.

On the Redemption Date, the Redemption Price will become due and payable upon each 2025 Note to be redeemed, and interest thereon, if any, will cease to accrue on and after the Redemption Date.

The foregoing description of the 2020 Indenture is qualified in its entirety by reference to the 2020 Indenture as previously filed with the SEC on May 15, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of February 28, 2024 by and among the Company, RBC Capital Markets, LLC, and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule A thereto for the purchase and sale of 6.200% Senior Notes due 2029

4.1	Senior Indenture dated as of March 4, 2013 between the Company and the Trustee (incorporated by reference to the Company’s Current Report on Form 8-K (file no. 1-11356) dated February 27, 2013 and filed on March 4, 2013)

4.2	Eighth Supplemental Indenture dated as of March 4, 2024 between the Company and the Trustee

4.3	Form of 6.200% Senior Notes due 2029 (included as Exhibit A to the Eighth Supplemental Indenture in Exhibit 4.2)

5.1	Opinion of Faegre Drinker Biddle & Reath LLP dated March 4, 2024 (6.200% Senior Notes due 2029 of the Company)

23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)

99.1	Expenses of the Offering (as required by Item 14 of Part II of Form S-3)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: March 4, 2024	By:	/s/ Sumita Pandit
Sumita Pandit
Senior Executive Vice President and Chief Financial Officer